Exhibit 99.1

Principia Biopharma Reacquires Rights to Oral

Immunoproteasome Program

— Principia and AbbVie mutually agree to end collaboration —

— Preclinical stage program focused on development of oral immunoproteasome inhibitors to treat inflammation and autoimmune disorders —

SOUTH SAN FRANCISCO, Calif., March 11, 2019 – Principia Biopharma Inc. (Nasdaq: PRNB), a late-stage biopharmaceutical company dedicated to bringing transformative oral therapies to patients with significant unmet medical needs in immunology and oncology, announced a mutual agreement with AbbVie Biotechnology Limited (AbbVie) to end their collaboration aimed at developing oral immunoproteasome inhibitors and for Principia to reacquire the rights to the program. The two companies have agreed to conclude the collaboration effective March 2019.

“AbbVie has completed an initial evaluation of Principia’s highly selective, orally bioavailable covalent inhibitors of the immunoproteasome and, after an assessment of their biologic profiles relative to AbbVie’s desired disease areas of focus, has determined that there is no longer a strategic fit,” said Martin Babler, Chief Executive Officer of Principia. “Re-acquiring these rights will allow us to pursue multiple opportunities to treat inflammation and autoimmune disorders through selective immunoproteasome inhibition.”

“We are grateful for AbbVie’s support and contributions in what was a highly productive and collaborative relationship resulting in the discovery of new biology,” said David Goldstein, Ph.D., Chief Scientific Officer of Principia. “With the program in advanced lead optimization, regaining worldwide rights provides Principia with the opportunity to capture the full value of the program and to select the optimal development path for these highly differentiated assets.”

Principia Biopharma and AbbVie initiated their collaboration in 2017 to jointly research and develop selective oral immunoproteasome inhibitors to target autoimmunity. Since 2017, both AbbVie and Principia have contributed to the program’s overall knowledge base, discovering new science with Principia’s highly specific molecules, and advancing into later stages of preclinical lead optimization. Principia has now reacquired all rights and intellectual property from the collaboration and there are no further financial obligations of either party.

About Principia Biopharma

Principia is a late-stage biopharmaceutical company dedicated to bringing transformative oral therapies to patients with significant unmet medical needs in immunology and oncology. Principia’s proprietary Tailored Covalency® platform enables Principia to design and develop reversible and irreversible covalent, small molecule inhibitors with potencies and selectivities that have the potential to rival those of injectable biologics yet maintain the convenience of a pill. PRN1008, a reversible covalent BTK inhibitor, is being evaluated in a Phase 3 clinical trial in patients with pemphigus, an orphan autoimmune disease, and in a Phase 2 clinical trial in patients with immune thrombocytopenic purpura, a rare hematological disease. PRN2246, a covalent BTK inhibitor which crosses the blood-brain barrier, has completed a Phase 1 clinical trial in healthy volunteers, and has been partnered with Sanofi for development in multiple sclerosis and, potentially, for other diseases of the central nervous system. PRN1371, a covalent inhibitor of Fibroblast Growth Factor Receptor (FGFR) is being evaluated in a Phase 1 trial in patients with bladder cancer. For more information, please visit www.principiabio.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Principia’s expectations regarding the Principia pipeline of product candidates, the potential future development of our oral immunoproteasome inhibitors, and the potential of our oral immunoproteasome inhibitors to treat inflammatory and autoimmune disorders.

Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Principia’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties of the clinical development process and of clinical trial recruitment; risks and uncertainties about the efficacy, safety and tolerability of our product candidates; risks that early research or clinical results may be materially different from future clinical results; risks and uncertainties regarding Principia’s reliance on third-party organizations, such as contract research organizations, contract manufacturing organizations, and partners such as Sanofi; risks of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Principia’s patents or proprietary rights; and the risk that Principia’s proprietary rights may be insufficient to protect its technologies and product candidates. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Principia’s business in general, see the risk factors set forth in Principia’s reports filed with the Securities and Exchange Commission, including its Quarterly report on form 10-Q for the period ending September 30, 2018. Any forward-looking statements contained in this press release speak only as of the date hereof, and Principia specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact

Christopher Chai, CFO

ir@principiabio.com

Media Contact

Denise Powell

denise@redhousecomms.com